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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Flexible Stock Incentive Plan and 1997
Stock Incentive Plan of BEA Systems, Inc. of our report dated January 10, 1997, with respect to the financial statements of Information Management Company, included in the Registration Statement (Form SB-2, No. 333-29961) and related Prospectus of BEA Systems, Inc. filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
Metro Park, New Jersey
October 3, 1997